UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

WESTERN URANIUM & VANADIUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2023, Western Uranium & Vanadium Corp. (“Western” or the “Company”) adopted a shareholder rights plan (the “Plan”) by entering into a shareholder rights plan agreement (the “Agreement”) on that date with Capital Transfer Agency ULC as rights agent. While the Plan is effective immediately, its continuance is subject to the Company obtaining shareholder approval at the Company’s annual general and special meeting (the “AGM”) to be held on June 29, 2023. The Plan has an initial term of three years, provided it is ratified by shareholders at the AGM.

The Plan was adopted to help ensure, to the extent possible, the fair treatment of shareholders in the event of any take-over bid, other acquisition of control, and/or “creeping” take-over bid for the Company without payment to all shareholders of an adequate control premium. A creeping takeover bid occurs where acquisition of a significant interest in the Company takes place through a number of share purchases over time. The Plan is very similar to rights plans adopted by other Canadian issuers, and it was not adopted in response to any specific proposal to acquire control of the Company and Western is not aware of any such proposal.

The brief description of the Plan and the Agreement in this report is qualified in its entirety by the full text thereof, which will be filed under Western’s profile on SEDAR and on the SEC’s EDGAR system and which will be attached to the Management Information Circular for the AGM (the “Circular”). Further details regarding the Plan will be included in the Circular, which will be disseminated to shareholders on or about May 30, 2023.

Under the Plan, rights (the “Rights”) have been issued to holders of Western common shares at a rate of one Right for each common share, and one Right will be issued and attached to each subsequently issued common share of the Company. The issuance of the Rights will not change the manner in which shareholders trade their common shares and the Rights will automatically attach to the common shares with no further action by shareholders being required. The Rights issued under the Plan are exercisable only if an acquirer (together with certain related parties) becomes beneficial owner of 20% or more of the common shares of the Company without complying with the permitted bid provisions of the Plan. If the Plan is not approved by shareholders at the AGM, the Plan and all Rights issued thereunder will then terminate.

The Company will register the class of Rights pursuant to Section 12(g) of the Securities Exchange Act of 1934 by filing a Form 8-A registration statement with the Securities and Exchange Commission.

Item 8.01. Other Events.

On May 26, 2023, the Company issued a news release announcing the adoption of the Plan. A copy of the news release is included as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News release dated May 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023	WESTERN URANIUM & VANADIUM CORP.

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer